UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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AZZ INCORPORATED
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AZZ incorporated
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107

June 1, 2009

Dear Shareholder:

The Board of Directors and Management cordially invite you to attend our Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Tuesday, July 14, 2009, at the City Club, President’s Room, D.R. Horton Tower, 301 Commerce, Fort Worth, Texas 76102.  The formal Notice of the Annual Meeting of Shareholders and Proxy Statement are attached.  Please read them carefully.

It is important that your shares be voted at the meeting in accordance with your preference.  Please complete the proxy card located in the envelope’s address window by indicating your vote on the issues presented and sign, date and return the proxy card in the prepaid envelope provided.  If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,

David H. Dingus
President and Chief Executive Officer

AZZ incorporated
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 14, 2009

Our Annual Meeting of Shareholders (the “Annual Meeting”) will be held on Tuesday, July 14, 2009, at 10:00 a.m., local time, at the City Club, President’s Room, D.R. Horton Tower, 301 Commerce Street, Fort Worth, Texas 76102 for the following purposes:

(1)	to elect three directors to hold office, each for a term of three years;

(2)	to approve an amendment to our Articles of Incorporation increasing the number of shares of common stock we are authorized to issue to 50 million, as described in the accompanying proxy statement;

(3)	to ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for our fiscal year ending February 28, 2010; and

(4)	to transact any other business as may properly come before the Annual Meeting or any adjournment.

Only shareholders of record at the close of business on May 15, 2009, will be entitled to vote at the Annual Meeting.  A copy of our Annual Report to Shareholders for the year ended February 28, 2009, is enclosed with this Notice and Proxy Statement, but it does not form a part of our soliciting material.

To ensure that your vote will be counted, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the Annual Meeting.  You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to be Held on July 14, 2009

The Proxy Statement and Annual Report to security holders for the year ended February 28, 2009, are available at www.edocumentview.com/azz.

By Order of the Board of Directors,

Dana L. Perry,
Secretary

June 1, 2009
Fort Worth, Texas

PLEASE PROMPTLY SUBMIT YOUR PROXY BY MAIL
WHETHER OR NOT YOU INTEND
TO BE PRESENT AT THE ANNUAL MEETING.

AZZ incorporated
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
_______________

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 14, 2009

The board of directors of AZZ incorporated (the “Company” or “AZZ”) is soliciting proxies for the 2009 Annual Meeting of Shareholders (the “Annual Meeting”).  You are receiving this proxy statement because you own shares of AZZ common stock that entitle you to vote at the meeting.  By use of a proxy, you can vote on the matters to be decided at the meeting without actually attending the meeting in person.  Simply complete, sign, date and return the enclosed proxy card in the envelope provided, and your shares will be voted at the meeting in accordance with your instructions.  If no instructions are given on your proxy card with respect to a matter to be voted on, your shares will be voted in accordance with the recommendation of the board of directors contained in this proxy statement.  Submitting your proxy by mail will not affect your right to attend the meeting and vote in person.

If you submit your proxy but later decide to change or revoke the instructions you provided, you may do so at any time before the proxies are voted at the meeting by notifying our corporate secretary in writing at One Museum Place, Suite 500, 3100 West 7th Street, Fort Worth, Texas 76107 that you wish to revoke your proxy, by delivering a subsequent proxy relating to the same shares, or by attending the Annual Meeting and voting in person.  Please note, however, that attendance at the Annual Meeting will not, in and of itself, result in your proxy being revoked.

AZZ will begin sending this proxy statement and the enclosed proxy card to our shareholders on or about June 1, 2009.

PROPOSAL 1

ELECTION OF DIRECTORS

Our bylaws, as amended to date, provide that the board of directors will consist of twelve members, classified into three classes, each class consisting of four directors, the members of which will serve three-year staggered terms.  We currently have nine directors, and there are three vacancies.  The six directors previously elected to serve until the 2010 and 2011 Annual Meeting of Shareholders will continue to serve out those terms.

The board of directors has nominated the three directors who were elected at the 2006 Annual Meeting of Shareholders, each of whose term expires at this year’s Annual Meeting, for election to a three-year term expiring at the 2012 Annual Meeting.  In order to be elected, a nominee for director must receive a plurality of the votes properly cast at the meeting in person or by proxy.  Therefore, the three nominees who receive the most votes will be elected, provided that a quorum is present at the meeting.

Each of the nominees has consented to serve if elected.  If for any unforeseen reason a nominee would be unable to serve if elected, the persons named in the accompanying proxy may exercise their discretion to vote for a substitute nominee selected by the board of directors.  However, the board has no reason to anticipate that any of the nominees will not be able to serve, if elected.  After the Annual Meeting, the board will have one vacancy among the group of directors whose terms expire at the 2010 Annual Meeting, one vacancy among the group of directors whose terms expire at the 2011 Annual Meeting and one vacancy among the group of directors whose terms expire at the 2012 Annual Meeting.

Nominees for Terms Continuing to 2012

David H. Dingus, 61, has been a director of AZZ since 1999.  Mr. Dingus has served as AZZ’s president and chief executive officer since 2001, and served as president and chief operating officer from 1998 to 2001.

Dana L. Perry, 60, has been a director of AZZ since 1992.  Mr. Perry has served as AZZ’s senior vice president of finance, chief financial officer and secretary since January 2005, and, prior to that, served as vice president of finance, chief financial officer and assistant secretary.

Daniel E. Berce, 55, has been a director of AZZ since 2000.  Mr. Berce has been president and chief executive officer of AmeriCredit Corp., a publicly held national automobile consumer finance company, since August 2005 and served as president of AmeriCredit Corp. from April 2003 to August 2005 and as vice chairman and chief financial officer of AmeriCredit prior to that.  He serves on the boards of directors of AmeriCredit Corp. and Cash America International, Inc., a publicly held provider of specialty financial services.

Directors for Terms Expiring 2011

Martin C. Bowen, 65, has been a director of AZZ since 1993.  Mr. Bowen has been vice president and chief financial officer of Fine Line, a privately held investment holding company, for over five years.  Mr. Bowen is a director of Encore Acquisition Company, a publicly held company engaged in the acquisition, development and production of oil and natural gas reserves.

Sam Rosen, 73, has been a director of AZZ since 1996.  Mr. Rosen has been a partner in the law firm of Shannon, Gracey, Ratliff & Miller, L.L.P. since 1966, and is a director of GAINSCO, INC., a publicly held insurance holding company.

Kevern R. Joyce, 62, has been a director since 1997. Mr. Joyce is on the board of directors of Continental Energy Systems.  Mr. Joyce was senior advisor to ZTEK Corporation from 2003 to 2006.  Mr. Joyce was president, chief executive officer and chairman of Texas New Mexico Power Company from 1994 to 2001, and senior advisor to that company until 2003.

Directors for Terms Expiring 2010

Dr. H. Kirk Downey, 66, has been a director of AZZ since 1992.  Dr. Downey currently is an independent business consultant and investor.  Dr. Downey served as professor of management, dean and associate provost for academic affairs at Texas Christian University from 1983 to 2000.  Dr. Downey is also chairman and a member of the board of trustees of LKCM Funds and LKCM Aquinas Funds, a publicly held family of mutual funds.

Daniel R. Feehan, 58, has been a director of AZZ since 2000.  Mr. Feehan has served as president and chief executive officer of Cash America International, Inc., a publicly held provider of specialty financial services, since 2000.  Prior to that, he served as president and chief operating officer of Cash America.  Mr. Feehan is also a director of Cash America and RadioShack Corporation, a publicly held company in the retail consumer electronic goods and services business.

Peter A. Hegedus, 68, joined AZZ’s Board in September 2006.  Mr. Hegedus is a member of the Supervisory Board of ABB Hungary, a specialty electrical equipment manufacturer, and prior to that served as the Country Manager-ABB Hungary and President of ABB Kft., a position he held since 1995, where he was responsible for all activities of the global ABB organization in Hungary.

The Board of Directors Recommends That You Vote “FOR” Each of the Nominees Listed Above Under the Heading “Nominees For Terms Continuing to 2012” For Terms Continuing Until the 2012 Annual Meeting of Shareholders.

PROPOSAL 2

AMENDMENT OF ARTICLES OF INCORPORATION

General

The board of directors of AZZ is requesting shareholder approval of an amendment to AZZ’s Articles of Incorporation (the “Proposed Amendment”) to increase the number of shares of AZZ common stock authorized for issuance from 25,000,000 to 50,000,000.  The board of directors approved the Proposed Amendment and has directed that it be submitted to a vote of AZZ’s shareholders at the Annual Meeting.  If approved by the shareholders of AZZ, the Proposed Amendment will become effective upon the filing of Articles of Amendment with the Secretary of State of the State of Texas.

Background and Reason for the Proposed Amendment

The purpose of the Proposed Amendment is to increase the total number of authorized shares of AZZ common stock from 25,000,000 shares to 50,000,000 shares.  AZZ could use the additional shares of common stock for potential strategic transactions including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments, although AZZ has no present plans to do so.  In addition, AZZ could use the additional shares of common stock to fund compensation plans and in a stock split or stock dividend.  In the event that the shareholders do not authorize the additional shares as discussed in this proxy statement, AZZ would not be able to undertake transactions such as AZZ’s previous two-for-one stock split, effected in the form of a stock dividend on May 4, 2007.  As of April 6, 2009, AZZ had 25,000,000 authorized shares of common stock, of which 12,144,216 shares were outstanding, 710,995 shares were reserved for issuance upon exercise of outstanding options and warrants granted or issued by AZZ and 464,944 shares were treasury stock available for stock option exercises, stock appreciation right exercises, stock unit awards, non-vested stock awards and exercises of various other performance awards, leaving AZZ with 11,434,121 authorized shares of common stock available for other possible uses.  The additional authorized shares would enable AZZ to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further shareholder approval and holding a special shareholders’ meeting before such issuance(s) could proceed. AZZ has not entered into any binding or non-binding plans, arrangements or understandings regarding the additional shares that would be authorized pursuant to this proposal.  However, AZZ reviews and evaluates potential capital raising activities, transactions and other corporate actions on an on-going basis to determine if such actions would be in the best interests of AZZ and its shareholders.

Effect of Proposed Amendment on Existing Shareholders

The Proposed Amendment would increase the number of AZZ’s authorized shares of common stock to 50,000,000, thus permitting AZZ to issue an additional 25,000,000 shares of common stock not currently authorized.  Each additional share of AZZ common stock authorized by the Proposed Amendment would have the same rights and privileges as each share of common stock currently authorized or outstanding.  The holders of AZZ’s existing outstanding shares of common stock will have no preemptive or similar right to purchase any additional shares authorized by the Proposed Amendment.  The issuance of a large number of additional shares of AZZ common stock (including any shares comprising a part of the additional shares authorized by the Proposed Amendment) would substantially reduce the proportionate interest that each presently outstanding share of common stock has with respect to dividends, voting and the distribution of assets upon liquidation.  However, the increase in the authorized shares of our common stock will not have any immediate dilutive effect on the rights of existing shareholders.

The board of directors believes that it is in the best interests of AZZ and its shareholders to adopt the Proposed Amendment so as to have additional authorized but unissued shares of common stock in an amount adequate to provide for the future needs of AZZ.

The board of directors believes that an additional 25,000,000 authorized shares of AZZ common stock would be adequate to meet AZZ’s needs for the foreseeable future.  The additional shares authorized by the Proposed Amendment will be available for issuance from time to time by AZZ at the discretion of the board of directors, without further shareholder action or notification (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by New York Stock Exchange (“NYSE”) rules).  The board of directors does not anticipate seeking authorization from AZZ’s shareholders for the issuance of any of the shares of common stock authorized by the Proposed Amendment.  However, AZZ may ask shareholders to approve future equity compensation plans, and the Proposed Amendment may be necessary for such future equity compensation plans.  The availability of 25,000,000 additional shares for issuance in the future will give AZZ greater flexibility and permit such shares to be issued without the expense and delay of holding a special shareholders’ meeting.  However, there can be no assurance that shareholders would approve of all or even any of the stock issuances undertaken with the additional shares authorized by the Proposed Amendment.

The additional shares authorized by the Proposed Amendment may serve as an anti-takeover device.  The board of directors could issue shares of common stock in a manner that makes more difficult or discourages an attempt to obtain control of AZZ by means of a merger, tender offer, proxy contest or other means, including by making shares available for issuance pursuant to a shareholders rights plan or “poison pill.”  AZZ is not aware of any present efforts by any person to obtain control of AZZ.

AZZ could also use the additional shares of common stock for potential strategic transactions including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments, although AZZ has no present plans to do so. AZZ cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance shareholder value or that they will not adversely affect AZZ’s business or the trading price of the common stock. Any such transactions may require AZZ to incur non-recurring or other charges and may pose significant integration challenges and management and business disruptions, any of which could materially and adversely affect AZZ’s business and financial results.

Board Recommendation and Required Approval

The board of directors believes that the Proposed Amendment is in the best interests of AZZ and its shareholders and recommends that the shareholders approve the Proposed Amendment.  The affirmative vote of the holders of two-thirds of the outstanding shares of common stock is required for approval of the Proposed Amendment.

The board of directors recommends you vote “FOR” the approval of the proposed amendment to AZZ’s Articles of Incorporation, as previously amended, to increase Company’s authorized shares of common stock from 25,000,000 shares to 50,000,000 shares of common stock.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected BDO Seidman LLP as our independent registered public accounting firm for fiscal 2010 subject to your ratification.

The Board of Directors is asking you to ratify the selection of BDO Seidman LLP.  Although our bylaws do not require this ratification, the Board of Directors believes that the selection of the independent registered public accounting firm is an important matter of shareholder concern and that a proposal that shareholders ratify this selection is an important opportunity for you to provide direct feedback to the Board of Directors on an important issue of corporate governance.  If our shareholders do not ratify the selection, we will consider that action as a direction to the Audit Committee and the Board of Directors to consider the selection of a different firm.  Even if you do ratify this selection, the Audit Committee can select a different independent registered public accounting firm, subject to ratification by the full Board of Directors, whenever it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of BDO Seidman LLP will be present at the Annual Meeting to respond to questions and will have the opportunity to make a statement.

The Board of Directors unanimously recommends a vote "FOR" for the ratification of BDO Seidman LLP as the Company's independent registered public accounting firm for fiscal 2010.

MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE,
DIRECTOR COMPENSATION AND STOCK OWNERSHIP

Corporate Governance

The board of directors believes very strongly that good corporate governance is a prerequisite to achieving business success.  The board of directors has adopted formal, written Corporate Governance Guidelines designed to strengthen our corporate governance.  In 2003, the board amended those guidelines to meet new requirements of the U.S. Securities and Exchange Commission (“SEC”) and the NYSE.  Among other things, the enhanced guidelines contain standards for determining whether a director is independent.  The board also adopted a Code of Ethics applicable to all of our directors, officers and employees, and charters for each of the board’s committees.  The nominating and corporate governance committee is responsible for overseeing and reviewing the Corporate Governance Guidelines and Code of Ethics at least annually, and recommending any proposed changes to the full board for its approval.  The AZZ incorporated Corporate Governance Guidelines, Code of Ethics and charters for the audit, compensation and nominating and corporate governance committees are available on our web site at www.azz.com, under the heading “Investor Relations — Corporate Governance”.

You may also obtain a copy of these documents by mailing a request to:

AZZ incorporated
Investor Relations
One Museum Place, Suite 500
3100 West Seventh Street
Fort Worth, TX 76107

Director Independence

It is our policy that the board of directors will at all times consist of a majority of independent directors.  In addition, all members of the audit committee, compensation committee and nominating and corporate governance committee must be independent.  To be considered independent, a director must satisfy the independence requirements established by the NYSE and the SEC.  The board will consider and apply all facts and circumstances relating to a director in determining whether that director is independent.  The board has determined that all of the current members of the board of directors are independent except for directors David H. Dingus and Dana L. Perry.

Directors’ Attendance at Board and Committee Meetings and at the Annual Meeting of Shareholders

Our board of directors met six times during fiscal year 2009.  Each director attended at least 75% of the total number of board meetings and meetings of the board committee or committees on which he served during fiscal 2009.  Although we have no formal policy on the matter, all directors are encouraged to attend, and, typically have attended, our Annual Meeting of Shareholders.  All of our directors except Messrs. Joyce and Hegedus attended the 2008 Annual Meeting of Shareholders.

Board Committees

There are three standing committees of the board of directors.  They are the nominating and corporate governance committee, the audit committee and the compensation committee.  A brief description of each committee’s function, the number of meetings held during the last fiscal year and the names of the directors who are members of the committees follows.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee is responsible for considering and making recommendations to the board regarding nominees for election to the board and the membership of the various board committees.  The committee is also responsible for recommendations to the board regarding compensation of our directors and is responsible for establishing and overseeing the AZZ incorporated Corporate Governance Guidelines and the AZZ incorporated Code of Ethics described earlier in this proxy statement, as well as the Director Nomination Process which is set forth below.  The nominating and corporate governance committee met on four occasions during the last fiscal year.  Committee members are Directors Downey (chairman), Rosen and Bowen.

Audit Committee.  The audit committee provides assistance to the board in overseeing AZZ’s accounting, auditing, financial reporting and systems of internal controls regarding finance and accounting.  As part of its duties, the audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditors.  The committee also reviews our quarterly and year-end financial statements.  The audit committee held five meetings during the last fiscal year.  During the last fiscal year, audit committee members were Directors Feehan (chairman), Berce, and Joyce.  The board of directors has determined that each member of the audit committee is an audit committee financial expert, as defined by the SEC, and has accounting or related financial management expertise within the meaning of NYSE listing standards.

Compensation Committee.  The compensation committee establishes, amends and oversees AZZ’s incentive-based compensation plans and sets compensation for our chief executive officer, our other executive officers and other senior management.  It also oversees the administration of other compensation and benefit plans and recommends to the board changes in or the establishment of compensation and benefit plans for our employees.  The committee held five meetings during the last fiscal year.  Compensation committee members are Directors Downey (chairman), Berce, Hegedus and Joyce.

Meetings of Independent Directors without Management Present

To empower our independent directors to serve as a more effective check on management, our independent directors meet at regularly scheduled executive sessions without members of AZZ’s management present.  The independent directors met without management present four times during the last fiscal year. Executive sessions ordinarily are held in conjunction with quarterly scheduled board meetings.  Dr. Downey, as our independent chairman of the board, presides over these meetings.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the board.

Fees Paid to Directors (Cash and Equity Compensation paid to Board Members)

Each director who was not an AZZ employee received the following cash compensation for services to the board during fiscal year 2009:

•      a fee of $20,000;

•      $1,500 for each quarterly meeting of the board of directors he attended;

•      $500 for each special meeting of the board of directors he attended; and

•	$1,000 for each nominating and corporate governance committee or compensation committee meeting he attended as a member and $1,500 for each audit committee meeting he attended as a member.

The chairman of the compensation committee and of the nominating and corporate governance committee of the board of directors each received additional cash compensation of $1,500 during fiscal 2009, the chairman of the audit committee received additional cash compensation of $3,000 during fiscal 2009, and Director Downey received additional cash compensation of $69,200 for serving as independent chairman of our board of directors.

1999 Independent Director Share Ownership Plan

On January 19, 1999, the Board Of Directors established the 1999 Independent Director Share Ownership Plan (as amended, the “Independent Director Plan”).  Each independent Director (as defined in the Independent Director Plan) was granted 1,000 shares of our Common Stock after each annual meeting of the shareholders, who continued in office, beginning with the 1999 Annual Meeting of Shareholders and continuing until our2005Annual Meeting of Shareholders, at which time the number of shares granted increased to 2,000 shares.  At our 2007 Annual Meeting of Shareholders the number of shares granted was determined to be the equivalent of $25,000 of stock, based on the stock price at the close of business on the annual meeting date,which equated to 683 shares per director.At our 2008 Annual Meeting of Shareholders the number shares granted was determined to be 1,000 shares.  A total of 100,000 shares were covered by the Independent Director Plan, none of which remain available under the Independent Director Plan.

Additionally, stock appreciation rights (“SARs”) have been granted from time to time to our non-employee directors.  During fiscal 2009, 2,310 SARs were granted to each non-employee director.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended February 28, 2009.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option/ SARs Awards ($)(3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Dr. Kirk H. Downey	$90,200	$43,920	$27,260		—	—	$161,380

Daniel R. Feehan	$38,000	$43,920	$19,040		—	—	$100,960

Martin C. Bowen	$33,000	$43,920	$27,260		—	—	$104,180

Daniel E. Berce	$41,500	$43,920	$19,040		—	—	$104,460

Sam Rosen	$33,000	$43,920	$27,260		—	—	$104,180

Kevern R. Joyce	$40,000	$43,920	$27,260		—	—	$111,180

Peter A. Hegedus	$32,500	$43,920	$14,547		—	—	$90,967

Non-Executive Director Group	$308,200	$307,440	$161,667				$777,307
___________
(1)
David H. Dingus, the Company’s Chief Executive Officer and Dana L. Perry, the Company’s Senior Vice President, Chief Financial Officer and Secretary, are not included in this table, as they are employees of the Company and thus receive no compensation for their services as Directors. The compensation received by Messrs. Dingus and Perry as employees of the Company is shown in the Summary Compensation Table on page 18.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended February 28, 2009 in accordance with FAS 123(R).

(3)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended February 28, 2009 in accordance with FAS 123(R).  During fiscal 2009, 2,310 SARs were granted to each non-employee director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended February 28, 2009, the compensation committee was composed of Directors Downey (chairman), Joyce, Hegedus and Berce, none of whom is an employee of AZZ.

No member of the compensation committee (i) was an officer or employee of the Company or a subsidiary of the Company during fiscal 2009, (ii) was formerly an officer or employee of the Company or a subsidiary of the Company or (iii) has any relationship required to be disclosed pursuant to Item 404 of Regulation S-K.

During fiscal 2009, none of the Company's executive officers served as (a) a member of a compensation committee of another company, one of whose executive officers served on the Company’s compensation committee, (b) a director of another company, one of whose executive officers served on the Company's compensation committee, or (c) a member of a compensation committee of another company, one of whose executive officers served as one of the Company's directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the fiscal year ended February 28, 2009, we did not enter into any transactions with any of our officers, directors or shareholders owning 5% or more of our common stock or any immediate family members of such persons in which the amount involved exceeded $120,000.  In addition, we are not currently planning to enter into any such transaction or series of similar transactions.  The board of directors has not adopted any written procedures regarding the review and approval of related party transactions as defined under Item 404 of Regulation S-K of the SEC’s regulations.  However, the Board's practice is to review any proposed transactions involving amounts exceeding $120,000 between the Company and related persons (directors, executive officers, or shareholders owning at least 5% of the Company’s outstanding stock and the immediate family members of such persons), in which the related person has a direct or indirect material interest and determine if any such proposed transaction is in the best interest of the Company and its shareholders.

PROCEDURES FOR COMMUNICATING WITH DIRECTORS

The board of directors has established a process by which shareholders can send communications to board members.  Interested parties would use the same method as shareholders to communicate directly with the presiding director or with non-mangement directors as a group. Shareholders and interested parties can send written communications to one or more members of our board, addressed to:

Dr. H. Kirk Downey
Chairman, Nominating and Corporate Governance Committee
AZZ incorporated
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas  76107

Generally, we distribute communications to the board or to the individual director or directors, as appropriate, depending on the subject matter and facts and circumstances outlined in the communication.  We will not distribute communications that are not related to the duties and responsibilities of the board, including:

•       spam;

•       junkmail and mass mailings;

•       product or service inquiries or complaints;

•       new product or service suggestions;

•       resumés and other forms of job inquiries;

•       surveys; and

•       business solicitations or advertisements.

In addition, we will not distribute unsuitable material to our directors, including material that is unduly hostile, threatening or illegal, although any communication that is filtered out is available to any independent director upon request.

DIRECTOR NOMINATION PROCESS

Board Member Qualification Criteria

The nominating and corporate governance committee has adopted Board Member Qualification Criteria, which set forth the attributes and qualifications considered by the committee in evaluating nominees for director.  The primary qualities and characteristics the committee looks for in nominees for director are:

•       management and leadership experience;

•       relevant knowledge and diversity of background and experience; and

•       personal and professional ethics, integrity and professionalism.

The committee also believes that the board should be composed of individuals who have achieved a high level of distinction in business, law, education or public service and who possess one or more of the following specific qualities or skills:

•       financial expertise;

•       general knowledge of the electrical and industrial products industry and/or galvanizing services;

•       legal or accounting experience; and

•       CEO, CFO or other senior management experience.

Internal Process for Identifying Candidates

Members of the nominating and corporate governance committee or other AZZ directors or executive officers may, from time to time, identify potential candidates for nomination to our board.  All proposed nominees, including candidates recommended for nomination by shareholders in accordance with the procedures described below, will be evaluated in light of the Board Member Qualification Criteria and the projected needs of the board at the time.  The committee may retain a search firm to assist in identifying potential candidates for nomination to the board of directors.  The search firm’s responsibilities may include identifying and evaluating candidates believed to possess the qualities and characteristics set forth in the Board Member Qualification Criteria, as well as providing background information on potential nominees and interviewing and screening nominees if requested to do so by the committee.

Shareholder Recommendations for Directors

The committee will consider candidates recommended by shareholders for election to our board.  A shareholder who wishes to recommend a candidate for evaluation by the committee should forward the candidate’s name, business or residence address, principal occupation or employment and a description of the candidate’s qualifications to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, AZZ incorporated, One Museum Place, Suite 500, 3100 West 7th Street, Fort Worth, Texas  76107.

In order for a candidate proposed by a shareholder to be considered by the committee for inclusion as a board nominee at the 2010 Annual Meeting, the candidate must meet the Board Member Qualification Criteria described above and must be expressly interested and willing to serve as an AZZ director.  In addition, the corporate secretary must receive the request for consideration and all required information no later than 5:00 p.m., local time, on March 15, 2010.  Proposals should be sent via registered, certified or express mail.  The corporate secretary will send properly submitted shareholder recommendations to the chairman of the committee.  Individuals recommended to the committee by shareholders in accordance with these procedures will be evaluated by the committee in the same manner as individuals who are recommended through other means.

Shareholder Nominations of Directors

Section 8 of Article III of our by-laws also permits a shareholder to propose a candidate at an annual meeting of shareholders who is not otherwise nominated by the board of directors through the process described above if the shareholder complies with the advance notice, information and consent provisions contained in the by-laws.  To comply with the advance notice provision of the by-laws, a shareholder who wishes to nominate a director at the 2010 Annual Meeting must provide AZZ written notice no earlier than March 28, 2010 and no later than April 24, 2010. You may contact our corporate secretary to obtain the specific information that must be provided with the advance notice.

Nominees for Election at the 2009 Annual Meeting

No nominee for election to the board of directors at our 2009 Annual Meeting of Shareholders was recommended by shareholders or groups of shareholders owning more than 5% of our common stock.

Security Ownership of Management

The following table indicates the ownership on April 30, 2009, of AZZ’s common stock (which is our only class of stock outstanding) by each director and nominee, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Acquirable Within 60 Days	Percent of Class(2)
Daniel E. Berce	22,683	-0-	*
Martin C. Bowen	12,883	-0-	*
David H. Dingus	96,678	91,450	1.5%
Dr. H. Kirk Downey	5,683	-0-	*
Daniel R. Feehan	12,683	-0-	*
Peter A. Hegedus	1,683	-0-	*
Kevern R. Joyce	26,436	8,000	*
Tim E. Pendley	389	4,902	*
Dana L. Perry	230,320	-0-	1.9%
John V. Petro	359	-0-	*
Sam Rosen	17,080	8,000	*
C.H. Watson	-0-	-0-	*
All Current Directors and Executive Officers as a Group	427,467	119,174	4.3%
__________
*Indicates ownership of less than 1%

(1)
Except as otherwise indicated, each person named in the table has sole investment and voting power with respect to all shares of common stock shown to be beneficially owned by such person.  Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2)
The percentage of voting stock held is based upon 12,144,216 shares outstanding as of April 30, 2009, except for persons who hold options that may be exercised within 60 days of April 30, 2009.  The percentage of voting stock held by persons who hold options that may be exercised within 60 days is based upon the same 12,144,216 shares outstanding on April 30, 2009 plus the number of shares that may be acquired by that person through exercise of options exercisable within 60 days of that date.

Security Ownership of Certain Beneficial Owners

The following table indicates the ownership by each person who is known by us to own beneficially, as of April 30, 2009, five percent or more of our common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	1,088,200(1)	8.6%

Keeley Asset Management Corp. 401 South LaSalle Street Chicago, IL 60605	1,040,000(2)	8.2%
__________

(1)
Based on information set forth in a Schedule 13G filed on February 14, 2008, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,088,200 shares of the common stock outstanding of AZZ as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low Priced Stock Fund (the “Fund”), amounted to 1,088,200 shares of AZZ common stock outstanding. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the Fund, each has sole power to dispose of the 1,088,200 shares owned by the Fund. Members of the family of Edward C. Johnson 3d, Chairman of LLC, are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares.  Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fund, which power resides with the Fund’s Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fund’s Board of Trustees.

(2)
Based on information set forth in a Schedule 13G filed on February 2, 2009, Keeley Asset Management Corp., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts.  These investment companies, trusts and accounts are referred to in this note as the “Funds.”  In its role as investment advisor or manager, Keeley Asset Management possesses voting or investment power over the securities of AZZ described in the Schedule 13G that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of AZZ held by the Funds.  Keeley Asset Management disclaims beneficial ownership of the securities.  In addition, the Schedule 13G specifically provides that its filing should not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by the Schedule 13G for any purposes other than Section 13(d) of the Securities Exchange Act of 1934.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE reports disclosing their ownership and changes in ownership of our common stock or other equity securities.  Our officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  To our knowledge, our officers, directors and greater than 10% beneficial owners timely complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Program Overview

The Compensation Committee (the “Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence to the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the Company’s management team is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to members of the management team, including the named executive officers, are similar to those provided to other executive officers.

The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2009, as well as the other individuals included in the Summary Compensation Table on page 18, are referred to as the “named executive officers” throughout this proxy statement.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company and which aligns executives’ interests with those of the shareholders by rewarding performance to achieve goals set by the Company, with the ultimate objective of improving shareholder value. The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of publicly traded companies with similar characteristics. To that end, the Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and equity-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions including equity awards for the management team (which includes the named executive officers).

The Chief Executive Officer annually reviews the performance of each member of the management team (other than his own, which is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives made by the Chief Executive Officer.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. In furtherance of this, the Committee has the authority under its charter to periodically engage an outside human resources consulting firm to conduct a review of its total compensation program for the Chief Executive Officer as well as for other key executives. The human resources consulting firm provides the Committee with relevant market data and alternatives to consider when making compensation decisions for the Chief Executive Officer and on the recommendations being made by the Company’s Chief Executive Officer for executives other than the Chief Executive Officer.  In fiscal 2009, the Committee engaged Hewitt Associates to perform an executive compensation review for purposes of advising the Committee with respect to executive compensation for fiscal 2010.

In making compensation decisions, the Committee compares each element of total compensation against a group of publicly-traded manufacturing companies. This group of companies, which is periodically reviewed and updated by the Committee, consists of companies against which the Committee believes the Company competes for talent and for shareholder investment.

The Committee strives to develop compensation packages for our executives made up of a balanced combination of base salary, annual incentive awards, and long term compensation. The overall compensation of our executive officers, including the employment agreements with our Chief Executive Officer and Chief Financial Officer, utilizes a combination of these forms of compensation. In setting executives’ compensation, our committee reviews the total remuneration that each respective officer potentially could receive over the next several years under scenarios contemplating the executive’s continued employment or retirement during the period.

Fiscal year 2009 Executive Compensation Components

For the fiscal year ended February 28, 2009, the principal components of compensation for named executive officers were:

•	base salary, to compensate the executive officers for day-to-day services rendered to the Company;

•	performance-based incentive compensation, paid in cash to incentivize the achievement of specific operating results and to encourage short-term performance;

•	long-term incentive compensation, tying a portion of the executive officers compensation to equity ownership of the Company; and

•
perquisites and other personal benefits, which may include 401(k) matching contributions, profit sharing contributions, and health, life, and long term disability insurance benefits, which are also generally available to all employees.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility by using market data. Base salary ranges are designed so that salary opportunities for a given position will be between 75% and 125% of the midpoint of the base salary established for each range.

During its review of base salaries for executives, the Committee primarily considers:

•	market data periodically provided by our outside consultants;

•	internal data regarding the executive’s compensation, both individually and relative to other executive officers; and

•	individual performance of the executive.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility.

Performance-Based Incentive Compensation

The Senior Management Bonus Plan is an annual cash incentive program. The Senior Management Bonus Plan provides guidelines for the calculation of annual non-equity incentive based compensation, subject to Committee oversight and modification. At its January meeting each fiscal year, the Committee considers whether a Senior Management Bonus Plan should be established for the succeeding fiscal year and, if so, approves the group of employees eligible to participate in the Senior Management Bonus Plan for that fiscal year. The Senior Management Bonus Plan includes various incentive levels based on the participant’s accountability and impact on Company operations, with target award opportunities that are established as a percentage of base salary. These targets range from 30% to 60% of base salary for the Company’s named executive officers.  The maximum award is reached by the named executives by achieving an average performance level of 125% of their performance targets. Award payments under the Senior Management Bonus Plan may not exceed 120% of base salary for Mr. Dingus, 80% of base salary for Messrs. Perry, Pendley, and Petro, and 60% of base salary for Mr. Watson.

Each participant in the plan is assigned one or more quantitative goals taken from AZZ’s operating plan for the current fiscal year. Their success in reaching those goals determines the size of the annual cash incentive award received by each participant. For Messrs. Dingus and Perry, whose responsibilities are Company-wide, 70% of the award is based upon the Company’s diluted earnings per share and, in the case of Mr. Dingus, 30% of the award is based on the achievement of qualitative goals set by the Committee for his individual performance during the year and, in the case of Mr. Perry, 30% of the award is based on the achievement of qualitative goals set by Mr. Dingus for Mr. Perry’s individual performance during the year. The determining factors for Messrs. Pendley, Petro, and Watson, whose responsibilities relate, in the case of Mr. Pendley to AZZ’s Galvanizing Service Segment and, in the case of Mr. Petro, to the Electrical and Industrial Products Segment, and in the case of Mr. Watson to the Electrical Products Group of our Electrical and Industrial Products Segment, include not only diluted earnings per share but also revenue, operating income or return on assets for their respective segments.

Prior to the start of the Company's fiscal year, the Committee sets minimum, target and maximum levels for each component of the Senior Management Bonus Plan. Payments of awards under the Senior Management Bonus Plan are based upon the achievement of such objectives for the current year. Named executive officers participating in the Senior Management Bonus Plan receive:

•	no payment for the Senior Management Bonus Plan award unless the participant achieves the minimum performance level;

•
a payment of at least 2% but less than 100% of the Senior Management Bonus Plan award if the participant achieves or exceeds the minimum performance level but does not achieve the target performance level;

•
a payment of at least 100% but less than the maximum Senior Management Bonus Plan award if the participant achieves or exceeds the target performance level but does not attain the maximum performance level; and

•	a payment of the maximum Senior Management Bonus Plan award if the participant achieves or exceeds the maximum performance level.

Upon completion of the fiscal year, the Committee assesses the performance of the Company for each of the Senior Management Bonus Plan targets comparing the actual fiscal year results to the pre-determined minimum, target, and maximum levels for each objective and an overall percentage amount is calculated.

Awards made to named executive officers under the Senior Management Bonus Plan for performance in 2009 are reflected in column (g) of the Summary Compensation Table on page 18.

Long-Term Incentive Compensation

The Stock Appreciation Rights Program assists the Company to:

•	enhance the link between the creation of shareholder value and long-term executive incentive compensation;

•	provide an opportunity for increased equity ownership by executives; and

•	maintain competitive levels of total compensation.

The compensation packages of our executive officers include long-term compensation in the form of stock appreciation rights, which, during fiscal year 2009, were granted under the AZZ incorporated Amended and Restated 2005 Long-Term Incentive Plan (the “Plan”). Each stock appreciation right has a base price or grant price equal to the average of the closing price of one share of AZZ common stock on the NYSE for those days on which it trades during the period of thirty-calendar days immediately following the grant date. The stock appreciation rights vest and are exercisable in full on the third anniversary of the grant date and are exercisable for a period of 60 days following the vesting date. During the 60 day period, the participant may exercise the stock appreciation rights with respect to all of the common shares by delivering written notice of exercise to the Committee. The exercise price is determined on the date of delivery of such notice, but no later than the 60th day after vesting. Rights are settled in shares of AZZ common stock of an amount equal to the excess of (i) the exercise price over (ii) the base price. On March 1, 2009, the Committee awarded 163,233 stock appreciation rights to certain directors, officers and employees of the Company under the Plan.

Stock appreciation rights award levels are determined based on market data, vary among participants based on their positions within the Company, and are granted at the Committee’s regularly scheduled January meeting.

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other employee benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. Items that may be included as perquisites are 401(k) matching contributions, profit sharing contributions, and health, life, and long term disability insurance benefits, which are generally available to all employees.

Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended February 28, 2009, are included in column (i) of the “Summary Compensation Table” on page 18.

The Company has entered into employment agreements with two of our key executives, Messrs. Dingus and Perry. Additionally, the Company has entered into Change of Control Severance Agreements with certain key employees, including the named executive officers. The Change of Control Severance Agreements are designed to promote stability and continuity of senior management. Information regarding applicable payments under these agreements for the named executive officers is provided under the heading “Potential Payment Upon Termination or Change of Control” on page 22.

Retirement and Other Benefits

We do not maintain a defined-benefit retirement program.  Instead, all Company employees, including named executive officers, are eligible to participate in the Company’s 401(k) and Profit Sharing Plan known as the AZZ incorporated Employee Benefit Plan and Trust.  In addition, all Company employees, including named executive officers, are eligible to participate in the AZZ incorporated Employee Stock Purchase Plan adopted by the board of directors and approved by the Company’s shareholders in fiscal 2009 (the “Purchase Plan”).

401(k).  The 401(k) plan is a tax-qualified savings plan pursuant to which all Company employees, including the named executive officers, can contribute a portion of their annual salary on a pre-tax basis up to certain limits prescribed by the Internal Revenue Service.  The Company will match 100% of the first 1%, and 50% of contributions between 1% and 6% of eligible pay that the employee contributes. Company matching contributions are fully vested after two years of service.  Employees may select from among several mutual funds when investing their 401(k) account funds.

Profit Sharing.  In addition to the 401(k) matching contributions, the Company may make a profit sharing contribution that all Company employees who have satisfied a one year eligibility waiting period, including named executive officers, are eligible to receive.  In the event a contribution is made, each Company employee, including named executives, will receive a portion of the contribution as determined by the following formula:

Participant Eligible Compensation
--------------------------------------------------- X  Profit Sharing Contribution
Eligible Compensation All Participants

This amount is allocated to the participant’s 401(k) account and is invested in one or more mutual funds as determined by the participant.

Company profit sharing contributions vest over the first five years of an employee's service with the company, and are fully vested for employees with five or more years of service.

Purchase Plan.  The Purchase Plan allows employees of the Company, including named executive officers, to periodically purchase shares of the Company’s common stock at a discount using funds deducted from the participating employees’ payroll.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers. During fiscal year 2009, AZZ paid an aggregate of $956,531 in compensation that, under Section 162(m), was not deductible.

Accounting for Stock-Based Compensation

Beginning on March 1, 2006, the Company began accounting for stock-based payments under its Stock Option Program and Stock Appreciation Rights Program in accordance with the requirements of FASB Statement 123(R) based on the assumptions set forth in footnote 1 of the Company's audited financial statements for the fiscal year ended February 28, 2009, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commissions on May 12, 2009.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Dr. H. Kirk Downey, Chairman
Kevern R. Joyce
Daniel E. Berce
Peter A. Hegedus

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended February 28, 2009 and the two prior fiscal years. The Company has entered into employment agreements with two of the named executive officers, Messrs. Dingus and Perry. When setting total compensation for each of the named executive officers, the Compensation Committee reviews tally sheets which show the executive’s current compensation, including equity and non-equity based compensation.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option /SARs Awards ($)(1) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(2) (i)	Total ($) (j)
David H. Dingus	2009	$436,250			$505,939	$464,606		$45,027	$1,451,822
President & Chief	2008	$421,500	—	—	$195,407	$385,926	—	$32,842	$1,035,675
Executive Officer	2007	$390,000	—	—	$57,578	$338,542	—	$24,656	$810,776

Dana L. Perry	2009	$244,250			$119,309	$173,418		$38,295	$575,272
Senior Vice	2008	$236,000	—	—	$50,363	$179,950	—	$31,445	$497,758
President & Chief Financial Officer	2007	$218,400	—	—	$41,428	$158,924	—	$18,260	$437,012

John V. Petro	2009	$221,500			$119,309	$134,672		$47,238	$522,719
Senior Vice President,	2008	$214,000	—	—	$47,817	$171,200	—	$33,378	$466,395
Electrical and Industrial Products Segment	2007	$198,000	—	—	$39,327	$156,800	—	$18,495	$412,622

Tim E. Pendley	2009	$200,000			$68,818	$160,000		$46,965	$475,783
Senior Vice President	2008	$181,000	—	—	$29,048	$144,800	—	$30,254	$355,102
Galvanizing Services	2007	$122,500	—	—	$9,832	$73,500	—	$22,617	$228,449

Clement H. Watson	2009	$197,000			$55,561	$94,440		$34,917	$381,918
Vice President of	2008	$190,000	—	—	$29,048	$114,000	—	$30,211	$363,259
Sales Electrical Products Group	2007	$175,000	—	—	$9,832	$105,000	—	$17,633	$307,465
__________
(1)
The amounts in column (f) for the fiscal year ended February 28, 2009 reflect the dollar amount recognized for financial statement reporting purposes  in accordance with FAS 123(R) of awards pursuant to the Stock Appreciation Rights Program. Assumptions used in the calculation of this amount are included in footnote 1 to the Company’s audited financial statements for the fiscal year ended February 28, 2009, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 12, 2009.

(2)	All other compensation in column (i) consists of the following on a per executive basis for fiscal 2009:

	Perquisites
	Contributions to 401(k) Plan (1)	Contributions to Profit Sharing Plan (1)	Insurance Benefits (2)	Total
David H. Dingus	$14,358	$24,642	$6,026	$45,027
Dana L. Perry	$9,070	$24,642	$4,582	$38,295
John V. Petro	$17,781	$24,642	$4,123	$47,238
Tim E. Pendley	$19,351	$24,642	$2,971	$46,965
Clement H. Watson	$5,665	$24,642	$4,609	$34,917
__________

(1)
Matching 401 (k) contributions and profit sharing allocated by the Company to each of the named executive officers pursuant to the AZZ incorporated Employee Benefit Plan and Trust (which is more fully described on page 17 under the heading “Retirement and Other Benefits”);

(2)	The value attributable to group health and life insurance benefits which are provided to all employees, including the named executive officers

GRANTS OF PLAN BASED AWARDS

The following table provides information about equity awards made to each of the named executive officers under our Amended and Restated 2005 Long Term Incentive Plan during fiscal 2009.

								All Other Stock Awards:	All Other Option/SARs Awards:		Grant Date Fair Value
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Number of Shares of Stock	Number of Securities Underlying Options/	Exercise or Base Price of Option/ SARs	of Stock and Option/ SARs
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	SARs (#)(1)	Awards ($/sh)	Awards ($)(2)
David H. Dingus	3/1/08	—	—		—	—	—	—	30,700	$35.88	$362,292

Dana L. Perry	3/1/08	—	—		—	—	—	—	10,110	$35.88	$119,309

John V. Petro	3/1/08	—	—		—	—	—	—	10,110	$35.88	$119,309

Tim E. Pendley	3/1/08	—	—		—	—	—	—	10,110	$35.88	$119,309

Clement H. Watson	3/1/08	—	—		—	—	—	—	6,740	$35.88	$79,539

__________

(1)
A portion of the SARs granted on March 1, 2008, were granted contingent upon shareholder approval of amendments to the 2005 Long Term Incentive Plan as presented to shareholders at the Company’s 2008 Annual Meeting of Shareholders.  At the 2008 Annual Meeting, the shareholders of the Company approved such amendments, and, accordingly, such SARs are no longer conditional upon shareholder approval.

(2)
Amounts set forth in the Grant Date Fair Value of Stock or Options/SARs Awards column represent the aggregate grant date fair value computed in accordance with FAS123(R) based on the assumptions set forth in Note 1 to the Company’s financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the holdings of stock options and stock appreciation rights by each of the named executive officers as of February 28, 2009.  Each option grant and stock appreciation right is shown separately for each named executive officer.

	Option/SARs Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable (2)	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option/ SARs Exercise Price ($)	Option/ SARs Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

David H. Dingus	76,730(3)		—	$8.37	03/27/12	—	—	—	—
	14,720(3)			$5.55	03/03/13
		61,400(4)		$11.55	04/07/09
		39,300(4)		$19.89	03/01/10
		30,700(4)		$35.88	03/01/11

Dana L. Perry		14,200(4)	—	$11.55	04/07/09	—	—	—	—
		9,100(4)		$19.89	03/01/10
		10,110(4)		$35.88	03/01/11

John V. Petro		13,480(4)	—	$11.55	04/07/09	—	—	—	—
		8,640(4)		$19.89	03/01/10
		10,110(4)		$35.88	03/01/11

Tim E. Pendley	946(3)		—	$8.80	03/27/12	—	—	—	—
	3,956(3)			$4.22	04/02/13
		13,480(4)		$11.55	04/07/09
		8,640(4)		$19.89	03/01/10
		10,110(4)		$35.88	03/01/11

Clement H. Watson		13,480(4)	—	$11.55	04/07/09	—	—	—	—
		8,640(4)		$19.89	03/01/10
		6,740(4)		$35.88	03/01/11
__________

(1)	Adjusted to reflect a two-for-one stock split, effected in the form of a stock dividend on May 4, 2007.

(2)	All options listed in the table vest at a rate of 25% per year over the first four years of the ten-year option term. All SARs listed in the table vest upon expiration date of the SAR.
(3)	Represents stock option awards.
(4)	Represents equity settled stock appreciation rights awards.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Payments Made Upon Resignation, Termination, Death or Disability

Dingus Employment Agreement and Senior Management Bonus Plan.

Employment Agreement. In the event that Mr. Dingus’ employment is terminated, prior to a change of control, due to disability or death or for Cause, Mr. Dingus, or his estate, shall be entitled to receive (i) all earned but unpaid base salary, (ii) payment for all earned but unused vacation time, and (iii) reimbursement for business expenses incurred prior to the date of termination to be paid in a lump sum.  He, or his estate, shall also receive a bonus prorated to the last completed full month of service prior to termination.  If the Company terminates Mr. Dingus’ employment without Cause, he is entitled to receive (i) a cash amount equal to his base pay from the date of his termination to the end of the term of his employment agreement (but in no event less than his base pay for a 24 month period) plus any amounts to which he is entitled under any compensation plan of the Company and (ii) a bonus prorated to the last completed full month of service prior to termination. Mr. Dingus also received stock options and stock appreciation rights under the terms of his Employment Agreement. These stock options and stock appreciation rights vest and become exercisable upon Mr. Dingus’ termination as described in each separate Stock Option Agreement and Stock Appreciation Rights Agreement between Mr. Dingus and the Company.

In Mr. Dingus’ Employment Agreement, “Cause” is defined as (1) conviction of a crime involving moral turpitude or providing for imprisonment or (2) commission of any willful malfeasance or gross negligence in the discharge of his  duties to the Company or any of its subsidiaries, having a material adverse effect on the Company or any of its subsidiaries or (3) failure to timely correct after written notice, any specific failure in performance of the duties of his position with the Company.

Mr. Dingus’ Employment Agreement contains provisions requiring him, without the Company’s consent, not to disclose any Confidential Information, as defined therein, except to further the business of the Company.  Mr. Dingus is also prohibited from using the Confidential Information for any purpose other than the pursuit of the business of the Company.  These obligations of confidentiality and non-use remain in effect during Mr. Dingus’ employment and indefinitely thereafter.

Mr. Dingus’ Employment Agreement also requires him not to solicit for employment any person who is an employee of the Company or was employed by the Company at the time of Mr. Dingus’ termination of employment.  This non-solicitation provision remains in effect during the course of Mr. Dingus’ employment with the Company and for a period of 12 months after termination of such employment at any time and for any reason. Mr. Dingus is prohibited, for a period of twelve months following his termination, from directly or indirectly soliciting any person, who at the time of his termination was a client, customer, vendor, consultant, or agent of the Company to cease doing business in whole or in part with the Company.

Senior Management Bonus Plan.  A discussion of the Senior Management Bonus Plan can be found on page 15, under the section titled, "Performance–Based Incentive Compensation".

Perry Employment Agreement and Senior Management Bonus Plan.  Mr. Perry’s Employment Agreement and Senior Management Bonus Plan contain provisions identical to those described above with respect to Mr. Dingus’ Employment Agreement and Senior Management Bonus Plan.

Payments made upon a Change In Control

Dingus Change Of Control Agreement. If Mr. Dingus remains in the service of the Company for a period of one year following a change in control of the Company, (i) he shall be entitled to a payment equal to 2.99 times his “base amount,” as defined in Section 280G(b)(3) of the Internal Revenue Code and (ii) all options and stock appreciation rights shall fully vest and become immediately exercisable.

If, during a period in which a potential change in control is in effect or before one year following a change in control, Mr. Dingus’ employment is terminated for any reason other than by the Company for Cause or by Mr. Dingus without Good Reason, he would be entitled to the payment, vesting and exercise rights described in the preceding sentence and, in addition, the Company would be required to pay him his full base salary through his date of termination, plus any amounts to which he is entitled under any compensation agreement at the time such payments are due. If Mr. Dingus’ employment is terminated before one year following a change in control of the Company (i) by Mr. Dingus for any reason whatsoever other than as a result of his death, total disability or for Good Reason or (ii) by the Company for Cause, the Company shall pay him his full base salary through the date of termination plus any amounts to which he is entitled under any compensation plan of the Company at the time such payments are made, but he will not be entitled to the payment of 2.99 times his “base amount.”

The Company is required to reimburse Mr. Dingus all legal fees and expenses he might incur in seeking to obtain or enforce any right or benefit provided by his Change of Control Agreement.

“Cause” as used in the Change of Control Agreement has the same meaning as “Cause” contained in the “Dingus Employment Agreement” as shown above.

“Good Reason” as used in the Change of Control Agreement, includes:

(A) A substantial adverse alteration in the nature or status of his responsibilities from those in effect immediately prior to the change in control;

(B) A reduction in his annual base salary in effect on the date of the change in control;

(C) The relocation of the Company’s principal executive offices or the Company’s requiring Mr. Dingus to be based anywhere other than a site less than thirty (30) miles from the site where he is now principally based;

(D) The failure by the Company, without his consent, to pay any portion of his current compensation;

(E) The failure by the Company to continue any compensation plan without replacement which is material to his total compensation, or the failure to continue his participation therein on a basis not materially less favorable, as existed at the time of the change in control;

(F) The failure of the Company to continue to provide Mr. Dingus with benefits substantially similar to those enjoyed by him under deferred compensation plans, life insurance, medical, health and accident, disability or vacation plans or policies in which he was participating at the time of the change in control;

(G) The failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Change of Control Agreement; or

(H) Any purported termination of his employment by the Company other than because of total disability, death or for Cause.  The Company has an opportunity to correct the matters specified in clauses (A), (B), (E), (F), (G) or (H) of the immediately preceding sentence before they constitute Good Reason.

Perry Change Of Control Agreement. Mr. Perry’s Change of Control Agreement contains provisions identical to those described above for Mr. Dingus with respect to Mr. Dingus’ Change of Control Agreement.

Executive Change-In-Control Severance Agreements. The Executive Change-in-Control Severance Agreements with Mr. Pendley, Mr. Petro, and Mr. Watson provide:

•
If the executive’s employment is terminated within one year following a change in control by the Company for Cause or by the executive for other than Good Reason, the Company must pay him his full base salary through the date of termination plus all other amounts to which he is entitled under any compensation or benefit plan of the Company at the time such payments are due and the Company shall have no further obligation to him under the Change in Control Agreement.

•
If the executive’s employment is terminated before one year following a change in control by the Company other than for Cause or disability, or by the executive for Good Reason, he shall be entitled to his base salary through the date of termination plus any other amounts to which he is entitled under any compensation plan of the Company at the time such payments are due; a severance payment in an amount equal to two times his base amount, as defined in Section 280G(b)(3) of the Internal Revenue Code, and the vesting and immediate exercisability of all Stock Options and Stock Appreciation Rights; and reimbursement for all legal fees and expenses incurred in seeking to enforce the Change in Control Agreement.

•	“Cause” as used in the Executive Change-in-Control Severance Agreements has the same meaning as contained in the “Dingus Employment Agreement.”

•	“Good Reason” as used in such Executive Change-in-Control Severance Agreements includes, with respect to each executive,

(A) a substantial adverse alteration in the nature or status of his responsibilities from those in effect immediately prior to the change in control;

(B) a reduction in his annual base salary in effect on the date of the change in control;

(C) the relocation of the Company’s principal executive offices or the Company's requiring the executive to be based anywhere other than a site less than thirty (30) miles from the site where he is now principally based;

(D) the failure by the Company, without his consent, to pay to him any portion of his current compensation;

(E) the failure by the Company to continue without replacement any compensation plan which is material to his total compensation or the failure to continue his participation therein on a basis not materially less favorable,  as existed at the time of the change in control;

(F) the failure of the Company to continue to provide him with benefits substantially similar to those enjoyed by him under deferred compensation plans, life insurance, medical, health and accident, or disability or vacation plans or policies in which he was participating at the time of the change in control;

(G) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Change-in-Control Severance Agreement; or

(H) any purported termination of his employment by the Company other than because of total disability, death or for Cause.  The Company has an opportunity to correct the matters specified in clauses (A), (B), (E), (F), (G), or (H) of the immediately preceding sentence before they constitute Good Reason.

POTENTIAL PAYMENTS

The following table reflects the amount of compensation to each of the named executive officers of the Company in the event of termination of that executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, involuntary not-for-cause termination, for cause termination, termination following a change of control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of February 28, 2009, and that the named executive officers had met requirements under our incentive compensation plans that the executive be employed as of year end to receive benefits related to the year, and thus include amounts earned through that time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of an executive’s separation from the Company.  As of February 28, 2009, each executive had received all of the base salary earned during fiscal 2009, and no portion of the base salary was unpaid at that date.

DAVID H. DINGUS
TRIGGERING EVENT

	Termination of Employment Before Change in Control						Termination of Employment Within One Year After Change in Control
	Death/ Disability		Termination for Cause		Termination Without Cause		Death/ Disability		Termination for Cause		Termination Without Cause		Voluntary For Good Reason		Voluntary Without Good Reason

Severance					$1,308,750	(1)	$2,220,995	(2)			$2,220,995	(2)	$2,220,995	(2)

Short-Term Cash Incentive	$464,606		$464,606		$464,606		$464,606		$464,606		$464,606		$464,606		$464,606

Stock Options	$1,127,671	(3)	$1,127,671	(3)	$1,127,671	(3)	$1,127,671	(3)	$1,127,671	(3)	$1,127,671	(3)	$1,127,671	(3)	$1,127,671	(3)

Stock Appreciation Rights	$547,321	(4)			$547,321	(4)	$547,321	(4)			$547,321	(4)	$547,321	(4)

__________

(1)
This amount is Mr. Dingus’s base salary for a period of three years. Mr. Dingus’s Employment Agreement with the Company provides that if he is terminated without cause, he will be entitled to his base salary for the period from the date of termination to the end of the term of the Employment Agreement. Because Mr. Dingus received no notice from the Company of a termination of the Employment Agreement, Mr. Dingus's Employment Agreement term is for the period from March 1, 2009 through March 1, 2012.

(2)	This amount is 2.99 times the average base amount, defined as base salary plus short-term incentive payments, for Mr. Dingus for the last five fiscal years.

(3)	This amount is the total value of vested options held by the named executive officer as of February 28, 2009.

(4)	This amount is the total value of vested Stock Appreciation Rights held by the named executive officers as of February 28, 2009.

DANA L. PERRY
TRIGGERING EVENT

	Termination of Employment Before Change in Control						Termination of Employment Within One Year After Change in Control
	Death/ Disability		Termination for Cause		Termination Without Cause		Death/ Disability		Termination for Cause		Termination Without Cause		Voluntary For Good Reason		Voluntary Without Good Reason

Severance					$732,750	(1)	$1,114,322	(2)			$1,114,322	(2)	$1,114,322	(2)

Short-Term Cash Incentive	$173,418		$173,418		$173,418		$173,418		$173,418		$173,418		$173,418		$173,418

Stock Options	$0	(3)	$0	(3)	$0	(3)	$0	(3)	$0	(3)	$0	(3)	$0	(3)	$0	(3)

Stock Appreciation Rights	$126,583	(4)			$126,583	(4)	$126,583	(4)			$126,583	(4)	$126,583	(4)

__________

(1)
This amount is Mr. Perry’s base salary for a period of three years. Mr. Perry’s Employment Agreement with the Company provides that if he is terminated without cause, he will be entitled to his base salary for the period from the date of termination to the end of the term of the Employment Agreement. Because Mr. Perry received no notice from the Company of a termination of the Employment Agreement, Mr. Perry's Employment Agreement term is for the period from March 1, 2009 through March 1, 2012.

(2)	This amount is 2.99 times the average base amount, defined as base salary plus short-term incentive payments, for Mr. Perry for the last five fiscal years.

(3)	This amount is the total value of vested options held by the named executive officer as of February 28, 2009.

(4)	This amount is the total value of vested Stock Appreciation Rights held by the named executive officers as of February 28, 2009.

JOHN V. PETRO
TRIGGERING EVENT

	Termination of Employment Before Change in Control						Termination of Employment Within One Year After Change in Control
	Death/ Disability		Termination for Cause		Termination Without Cause		Death/ Disability		Termination for Cause		Termination Without Cause		Voluntary For Good Reason		Voluntary Without Good Reason

Severance							$660,408	(1)			$660,408	(1)	$660,408	(1)

Short-Term Cash Incentive	$134,672		$134,672		$134,672		$134,672		$134,672		$134,672		$134,672		$134,672

Stock Options	$0	(2)	$0	(2)	$0	(2)	$0	(2)	$0	(2)	$0	(2)	$0	(2)	$0	(2)

Stock Appreciation Rights	$120,165	(3)			$120,165	(3)	$120,165	(3)			$120,165	(3)	$120,165	(3)

__________

(1)	This amount is two times the average base amount, defined as base salary plus short-term incentive payments, for Mr. Petro for the last five fiscal years.

(2)	This amount is the total value of vested options held by the listed executive officer as of February 28, 2009.

(3)	This amount is the total value of vested Stock Appreciation Rights held by the named executive officers as of February 28, 2009.

TIM E. PENDLEY
TRIGGERING EVENT

	Termination of Employment Before Change in Control						Termination of Employment Within One Year After Change in Control
	Death/ Disability		Termination for Cause		Termination Without Cause		Death/ Disability		Termination for Cause		Termination Without Cause		Voluntary For Good Reason		Voluntary Without Good Reason

Severance							$494,370	(1)			$494,370	(1)	$494,370	(1)

Short-Term Cash Incentive	$160,000		$160,000		$160,000		$160,000		$160,000		$160,000		$160,000		$160,000

Stock Options	$74,217	(2)	$74,217	(2)	$74,217	(2)	$74,217	(2)	$74,217	(2)	$74,217	(2)	$74,217	(2)	$74,217	(2)

Stock Appreciation Rights	$120,165	(3)			$120,165	(3)	$120,165	(3)			$120,165	(3)	$120,165	(3)

__________

(1)	This amount is two times the average base amount, defined as base salary plus short-term incentive payments, for Mr. Pendley for the last five fiscal years.

(2)	This amount is the total value of vested options held by the listed executive officer as of February 28, 2009.

(3)	This amount is the total value of vested Stock Appreciation Rights held by the named executive officers as of February 28, 2009

CLEMENT H. WATSON
TRIGGERING EVENT

	Termination of Employment Before Change in Control						Termination of Employment Within One Year After Change in Control
	Death/ Disability		Termination for Cause		Termination Without Cause		Death/ Disability		Termination for Cause		Termination Without Cause		Voluntary For Good Reason		Voluntary Without Good Reason

Severance							$530,512	(1)			$530,512	(1)	$530,512	(1)

Short-Term Cash Incentive	$94,440		$94,440		$94,440		$94,440		$94,440		$94,440		$94,440		$94,440

Stock Options	$0	(2)	$0	(2)	$0	(2)	$0	(2)	$0	(2)	$0	(2)	$0	(2)	$0	(2)

Stock Appreciation Rights	$120,165	(3)			$120,165	(3)	$120,165	(3)			$120,165	(3)	$120,165	(3)

__________

(1)	This amount is two times the average base amount, defined as base salary plus short-term incentive payments, for Mr. Watson for the last five fiscal years.

(2)	This amount is the total value of vested options held by the listed executive officer as of February 28, 2009.

(3)	This amount is the total value of vested Stock Appreciation Rights held by the named executive officers as of February 28, 2009

AUDIT COMMITTEE REPORT

The audit committee during fiscal 2009 was composed of Directors Feehan (chairman), Berce, and Joyce. The board has determined that all members are independent as that term is defined in The New York Stock Exchange listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934 and that each member qualifies as an audit committee financial expert as defined in the SEC rules adopted under the Sarbanes-Oxley Act of 2002.

The audit committee has sole authority for the appointment and replacement of the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor.  The independent auditor reports directly to the audit committee.  The audit committee reviews with the auditors the plan and scope of the annual audit.  It reviews with management and the independent auditor the annual audited financial statements and recommends to the board whether they should be included in AZZ’s annual report.  It similarly reviews quarterly financial reports and all earnings press releases.  The audit committee also has general oversight of AZZ’s accounting, financial reporting and internal audit function.  Management is responsible for the preparation, presentation and integrity of AZZ’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  BDO Seidman LLP (“BDO Seidman”), our independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).

The audit committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and BDO Seidman.  The audit committee serves an oversight role, providing advice, counsel and direction to management and BDO Seidman on the basis of information it receives, discussions with management and BDO Seidman, and the experience of the audit committee’s members in business, financial and accounting matters.

The audit committee operates under a written charter, which was adopted in revised form by the board of directors on June 20, 2007.  A copy of the full text of the charter is available on AZZ’s website at www.azz.com.  The audit committee reviews and assesses the adequacy of its charter on an annual basis.

The audit committee has:

•	reviewed and discussed the audited consolidated financial statements with management;

•	discussed with BDO Seidman the matters, if any, required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380), as amended; and

•	received the written disclosures from BDO Seidman required by Rule 3520 of the Public Company Accounting Oversight Board (“PCAOB”).

Based on the review and discussions referred to in the preceding paragraph, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in AZZ’s Annual Report on Form 10-K for its fiscal year ended February 28, 2009.

Audit Committee:

Daniel R. Feehan, Chairman
Daniel E. Berce
Kevern Joyce

Notwithstanding anything to the contrary set forth in any of AZZ’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the compensation committee discussion and analysis and the audit committee report shall not be incorporated by reference into any such filings.

OTHER BUSINESS

We do not plan to act on any matters at the meeting other than those described in this proxy statement. If any other business should properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Independent Auditor Fees

The following table presents fees incurred for professional services rendered by BDO Seidman, our independent auditors for our fiscal year ended February 28, 2009, and our fiscal year ended February 29, 2008.  All services listed below were pre-approved by the Audit Committee.

	February 28, 2009	February 29, 2008
Audit Fees (1)	$453,752	$367,829
Audit-Related Fees		0
Tax Fees (2)	$131,260	$72,400
All Other Fees		0

Total Fees	$585,012	$440,229
__________
(1)
Includes fees for services related to the annual audit of the consolidated financial statements, required statutory audits, reviews of our quarterly reports on Form 10-Q and fees for services related to assistance with Section 404 internal control reporting requirements.

(2)	Includes fees for services related to tax compliance, tax advice and tax planning.

One or more representatives of BDO Seidman will be present at the Annual Meeting of Shareholders held on July 14, 2009, and will have an opportunity to make a statement and to respond to appropriate questions.

Pre-approval of Nonaudit Fees

The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor.  The policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services.  Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it.  The audit committee has delegated to the chairman of the audit committee authority to approve permitted services where the fees for the engagement do not exceed $25,000, provided that the chairman reports any decisions to the committee at its next scheduled meeting.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

To be included in the proxy statement relating to the 2010 Annual Meeting, shareholder proposals must be received by our secretary no later than 5:00 p.m., local time, February 1, 2010.

In order to bring a matter before the 2010 Annual Meeting that is not contained in the proxy statement, including the nomination of an individual for election as a director, a shareholder must comply with the advance notice provisions of our by-laws.  Our by-laws require that we receive notice of the matter no earlier than March 28, 2010, and no later than April 24, 2010. You may contact our secretary to find out what specific information regarding the matter must be included with the advance notice.

PROXY SOLICITATION

We will pay all costs associated with the solicitation, which we expect to be $5,000 or less, and all mailing and delivery expenses. In addition to solicitations by mail, our officers and employees may solicit proxies personally and by telephone or other means, for which they will receive no compensation in addition to their normal compensation.  We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse them for their reasonable out-of-pocket and clerical expenses.

VOTING SECURITIES

Shareholders of record on May 15, 2009, will be entitled to vote at the meeting.  As of April 30, 2009, there were 12,144,216 shares of the Company’s common stock outstanding.  Each share of common stock entitles the holder to one vote on each matter voted on at the meeting.  An abstention will not be counted as voting for a matter, and, therefore, will have the same effect as a vote against the matter.  Votes withheld, including broker non-votes, will not be counted as a vote either for or against the matter.

QUORUM

Shareholders representing a majority of the shares of our common stock outstanding as of May 15, 2009, must be present at the Annual Meeting in order to conduct business at the meeting.

YOUR VOTE IS IMPORTANT

You are encouraged to let us know your preference by completing and returning the enclosed proxy card.

Dana L. Perry
Corporate Secretary

June 1, 2009

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2009 Annual Meeting of Shareholders
10:00 a.m., July 14, 2009

City Club, D.R. Horton Tower
President’s Room
301 Commerce Street
Fort Worth, Texas

AZZ incorporated

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MR A SAMPLE
DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold
01 - David H. Dingus	☐	☐
02 - Dana L. Perry	☐	☐
03 - Daniel E. Berce	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

AZZ incorporated

Proxy — AZZ incorporated

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on July 14, 2009

The undersigned, having received the Notice and accompanying Proxy Statement and revoking all prior proxies, hereby appoints H. Kirk Downey and David H. Dingus and each of them with full power of substitution in each, proxies to vote at the Annual Meeting of Shareholders to be held on July 14, 2009, at 10:00 a.m. in Fort Worth, Texas, or at any adjournment thereof, all shares of AZZ incorporated which the undersigned may be entitled to vote. Said proxies are authorized to vote as directed on the reverse side of this card. **IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.**

The Board of Directors recommends a vote FOR the election of Directors.
The Board of Directors recommends a vote FOR the proposed Amendment of Articles of Incorporation.
The Board of Directors recommends a vote FOR the ratification of BDO Seidman, LLP.
The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the Proxy Statement.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

(Continued and to be signed on reverse side.)